                                                                    EXHIBIT 99.1


                                [EPIMMUNE LOGO]
               5820 Nancy Ridge Drive, San Diego, California 92121
                   Phone: (858) 860-2500 - Fax: (858) 860-2600

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
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FOR FURTHER INFORMATION

AT EPIMMUNE:                  AT FINANCIAL RELATIONS BOARD:
Robert De Vaere               Lars Glassen                             Tricia Ross
VP, Finance & Admin.          General Information                      Investor/Analyst Information
& CFO                         (310) 854-8313                           (617) 520-7064
(858) 860-2500                lglassen@financialrelationsboard.com     tross@financialrelationsboard.com
--------------------------------------------------------------------------------------------------------
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FOR IMMEDIATE RELEASE
MARCH 28, 2005

                     EPIMMUNE REPORTS 2004 FINANCIAL RESULTS

SAN DIEGO, MARCH 28, 2005 - EPIMMUNE INC. (NASDAQ: EPMN) today announced its financial results for the quarter and year ended December 31, 2004.

During the fourth quarter, cash and cash equivalents declined by $1.4 million to an ending balance of $7.0 million at December 31, 2004. The decrease in cash and cash equivalents was due to cash used for operations, primarily to fund the Company's ongoing Phase 1/2 clinical trial of its therapeutic HIV vaccine candidate and for startup activities related to the Company's Phase 2 study in non-small cell lung cancer (NSCLC) patients. The Company also used approximately $0.2 million in cash during the fourth quarter to pay transaction expenses related to its recently announced planned combination with IDM, S.A. The Company's net cash outflow from operations and investment activities for the quarter and year ended December 31, 2004, which does not include cash received from financing activities, was approximately $1.4 million and $4.4 million, respectively.

Revenue for the quarter and year ended December 31, 2004 was $3.1 million and $9.6 million, respectively, compared to $1.9 million and $7.2 million for the same periods in 2003. The increase in revenue for both the quarter and year ended December 31, 2004 compared to the same periods in 2003 was primarily due to reimbursement under grants and contracts the Company received from the National Institutes of Health (NIH) in late 2003 and 2004. Revenues from license fees and milestones increased during the fourth quarter of 2004 compared to the same period in 2003, primarily due to additional fees paid in connection with amending an existing agreement, while revenues from license fees and milestones decreased for the year ended December 31, 2004 compared to the year ended December 31, 2003, primarily as a result of fees previously received in prior years being fully amortized into revenue by the end of 2003. The Company also received lower licensing, milestone and contract revenues from the programs previously partnered with Genencor, and now partnered with Innogenetics, during the 2004 periods as compared to the same periods in 2003. Two of these programs have advanced to clinical development or late stage preclinical development and did not require the same level of support from the Company during 2004 as they did in 2003.

Operating expenses for the quarter and year ended December 31, 2004, respectively, were $4.8 million and $13.6 million, compared to $3.1 million and $14.4 million for the same periods in 2003.

                                    - more -

Financial Relations Board serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and is receiving compensation therefor.
The information contained herein is furnished for informational purposes only and is not to be construed as an offer to buy or sell securities.
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Epimmune Inc.
Page 2 of 5


The $1.7 million increase in operating expenses during the fourth quarter of 2004, compared to the same period in 2003 relates primarily to increased research and development costs of approximately $1.0 million under grants and contracts from the NIH, approximately $0.4 million in costs associated with the Company's recently announced planned combination with IDM, S.A., and non-cash, stock-based compensation expenses of $0.2 million as a result of an increase in the Company's stock price during the fourth quarter of 2004.

The $0.8 million decrease in operating expenses for the year ended December 31, 2004, compared to the same period in 2003, was due to lower labor and associated costs of approximately $0.9 million in 2004 due to the Company's work force reduction in September 2003, a $0.4 million reduction in purchases of vaccine supplies for clinical trials, and higher comparative operating expenses in 2003 which included; a write off of $0.5 million for legal, investment banking and accounting charges related to a proposed merger that was terminated, recognition of non-cash, stock-based compensation charges of $0.6 million in connection with prepayment of a promissory note by the Company's CEO in September 2003 and a restructuring charge of approximately $0.3 million in connection with the Company's work force reduction in September 2003. These were partially offset by a $1.5 million increase in sponsored research related to the Company's subcontractors under grants and contracts from the NIH and approximately $0.4 million in costs associated with the Company's recently announced planned combination with IDM, S.A.

Net loss for the fourth quarter of 2004 was $1.6 million, or $0.10 per basic and diluted share compared with a net loss of $1.2 million, or $0.09 per basic and diluted share for the same period in 2003. Net loss for the year ended December 31, 2004 was $3.9 million, or $0.25 per basic and diluted share compared with a net loss of $7.1 million, or $0.58 per basic and diluted share for the year ended December 31, 2003.

Dr. Emile Loria, President and CEO of Epimmune said, "During 2004 we made significant progress in our clinical programs, supported our partnered programs and contracts, and once again tightly controlled our cash burn. As we move ahead in 2005, we are extremely excited about our recently announced business combination with IDM. As a combined company we expect to benefit from a broader and more mature product pipeline, nearer-term product revenue opportunities, an improved cash position, and increased visibility in the financial markets."

ABOUT EPIMMUNE INC.

EPIMMUNE INC., based in San Diego, is focused on the development of vaccines using multiple epitopes to specifically activate the body's immune system. Epitopes, critical signaling molecules, stimulate the T cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single vaccine candidate, the immune response can be both targeted and optimized for strength. Epimmune's therapeutic vaccine candidates have been designed to treat disease by stimulating the body's immune system to respond aggressively to infections such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company's prophylactic vaccine candidates have been designed to protect against disease by teaching the body's immune system to react quickly when exposed to infectious agents. Epimmune's technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response without degrading product efficacy. For more information on Epimmune, visit www.epimmune.com.


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Epimmune Inc.
Page 3 of 5


WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EPIMMUNE'S PROPOSED COMBINATION WITH IDM

Epimmune will file a proxy statement concerning its proposed combination with IDM with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement related to the proposed transaction when it becomes available, because it will contain important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Epimmune with the SEC at the SEC's website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to Epimmune's Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

INFORMATION CONCERNING PARTICIPATION IN EPIMMUNE'S PROXY SOLICITATION

Epimmune and IDM and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Epimmune with respect to the proposed transaction between Epimmune and IDM. Information regarding Epimmune's executive officers and directors is included in Epimmune's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2003. This document is available free of charge at the SEC's website at http://www.sec.gov and from Epimmune at http://www.epimmune.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of Epimmune and IDM in the proposed transaction between Epimmune and IDM by reviewing the proxy statement related to the transaction once it has been filed with the SEC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect management's current views of future events, including statements regarding the potential closing of the proposed transaction between Epimmune and IDM and the expected advantages of combining Epimmune and IDM. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, including, but not limited to, Epimmune not obtaining shareholder approval of the transaction, the increase in its authorized capital or the reverse split of Epimmune common stock; failure of holders of at least 95% of the outstanding stock of IDM to become parties to the definitive agreement; the possibility that IDM shareholders who have not become parties to the definitive agreement make an alternative bid regarding a transaction involving IDM to the IDM shareholders pursuant to rights under the shareholders agreement among the IDM shareholders and, if so, that the IDM shareholders accept that bid instead of the transaction with Epimmune; the possibility that NASDAQ will not approve the listing of the combined company's shares for trading on the NASDAQ National Market or that the combined company will not be able to meet the continued listing requirements after the closing of the transaction; that Epimmune will forego business opportunities while the transaction is pending; that prior to the closing of the proposed transaction, the business of the Company, including the retention of key employees, may suffer due to uncertainty; and even in the event the transaction is completed, that combining Epimmune and IDM may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the transaction. Additional factors that may cause actual results to differ materially include risks regarding whether the company or any of its


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Epimmune Inc.
Page 4 of 5


collaborators will be able to develop pharmaceutical products using the technologies of the company, risks associated with completing clinical trials of product candidates, the risks involved in the regulatory approval process for the company's product candidates, the possibility that clinical testing may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products; whether the cash resources of the company will be sufficient to fund operations as planned, reliance on key employees, especially senior management; the uncertainty of the company's future access to capital; the risk that the company may not secure or maintain relationships with collaborators, and the company's dependence on intellectual property. These factors are more fully discussed in Epimmune's Annual Report on Form 10-K, as amended, filed with the SEC for the year ended December 31, 2003, Epimmune's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2004, and other periodic reports filed with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.


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Epimmune Inc.
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                                  EPIMMUNE INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

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
                                            Three months ended Dec. 31,     Twelve months ended Dec. 31,
                                            ---------------------------     ----------------------------
                                                2004           2003            2004            2003
                                                ----           ----            ----            ----
                                            (unaudited)     (unaudited)     (unaudited)
Revenues:
   Research grants and contract revenue      $   2,762       $   1,083       $   7,909       $   2,521
   License fees and milestones                     369             117             712           1,118
   Related party revenue                            --             728           1,026           3,519
                                             ---------       ---------       ---------       ---------
Total revenues                                   3,131           1,928           9,647           7,158

Costs and expenses:
   Research and development                      3,727           2,769          10,895          10,495
   General and administrative                    1,034             385           2,716           3,567
   Restructuring Costs                              --              (8)             --             336
                                             ---------       ---------       ---------       ---------
Total costs and expenses                         4,761           3,146          13,611          14,398
Loss from operations                            (1,630)         (1,218)         (3,964)         (7,240)
Interest income, net                                34              16              89             191
Other income (expense), net                         (1)             --              (7)             (7)
                                             ---------       ---------       ---------       ---------
Net loss                                     $  (1,597)      $  (1,202)      $  (3,882)      $  (7,056)
                                             =========       =========       =========       =========
Net loss per share -
  basic and diluted                          $   (0.10)      $   (0.09)      $   (0.25)      $   (0.58)
                                             =========       =========       =========       =========
Shares used in computing net
  loss per share - basic and diluted            15,993          13,388          15,305          12,239
                                             =========       =========       =========       =========
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                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                  December 31,   December 31,
                                     2004           2003
                                     ----           ----
                                  (unaudited)
Assets:
Current assets:
   Cash and cash equivalents       $   7,006      $   6,416
   Accounts receivable                 2,667          1,012
   Other current assets                  221            186
                                   ---------      ---------
Total current assets                   9,894          7,614


Restricted cash                          354            472
Property and equipment, net            1,032          1,145
Patents and other assets               3,527          3,462
                                   ---------      ---------
Total assets                       $  14,807      $  12,693
                                   =========      =========

Liabilities and stockholders'
  equity
Current liabilities                $   3,481      $   2,770
Other liabilities                        210            212
Stockholders' equity                  11,116          9,711
                                   ---------      ---------
Total liabilities and
  stockholders' equity             $  14,807      $  12,693
                                   =========      =========
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